UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, The Hain Celestial Group, Inc. (the “Company” or “Hain Celestial”) appointed Michael B. McGuinness as Senior Vice President, Finance & Chief Accounting Officer.

Prior to his appointment, Mr. McGuinness, who is 39 years old, served as Chief Financial Officer and Executive Vice President of Monster Worldwide, Inc. (“Monster”) from October 29, 2015 to February 19, 2016, Chief Accounting Officer, Senior Vice President and Global Controller from February 28, 2012 to October 29, 2015, and Vice President and Assistant Global Controller from July 2008 to January 2012. Mr. McGuinness started his career as a public accountant with Arthur Andersen and is a Certified Public Accountant in New York.
There is no arrangement or understanding between Mr. McGuinness and any other person pursuant to which he was selected as an officer of Hain Celestial and there are no family relationships between Mr. McGuinness and any of the Company’s directors or executive officers. There are no transactions to which Hain Celestial is a party and in which Mr. McGuinness has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with his employment, Mr. McGuinness and Hain Celestial entered into a compensatory arrangement. The arrangement provides that Mr. McGuinness will receive an annual base salary of $350,000 and will be eligible for the following additional compensation (the following items are subject to the terms and conditions of the applicable plans, as well as the approval of the Compensation Committee of the Board of Directors of the Company):

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Participation in the Company’s annual discretionary bonus program with a target award of 50% of base salary. This award will be pro-rated for the actual period of employment based on Mr. McGuinness's date of hire.

•	Participation in the Company’s Long Term Incentive Program with a target award of 50% of base salary. This award will be pro-rated for the actual period of participation during the performance period.

•	A one-time initial grant of 3,000 shares of restricted stock, which will vest in three equal amounts on the first, second and third anniversary of the grant date.

•	A monthly car allowance of $700 (less required withholdings).

In the event Mr. McGuinness’s employment is terminated in connection with a Change in Control (as defined in the Change in Control Agreement described below) of the Company he will receive one (1) times his annual base salary in effect at the time of the Change in Control, and one (1) times the average of the annual bonus awards paid or payable to him in the three fiscal years immediately preceding the fiscal year in which the Change in Control occurs. This arrangement will be in accordance with and subject to the terms and conditions of the Company’s Change in Control Agreement filed with the Securities and Exchange Commission on February 9, 2010 and is subject to approval by the Compensation Committee of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Pasquale Conte
Name:	Pasquale Conte
Title:	Executive Vice President and Chief Financial Officer